Exhibit 10.3

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This Second Amendment (“Amendment”) to the Employment Agreement dated effective October 1, 2007 and subsequently amended effective January 14, 2009 (“Agreement”) by and between The Scotts Company, LLC (“Company”) and Barry Sanders (“Executive”) is effective as of this 27th day of June, 2011.

RECITALS

WHEREAS, the Company and the Executive previously entered into the Agreement;

WHEREAS, the current term of the Agreement extends through September 30, 2011; and

WHEREAS, the Company and the Executive each desire to amend the Agreement to extend and fix the term of the Agreement to end on November 4, 2011.

AMENDMENT

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.	Article 1 of the Agreement is hereby amended by inserting the following at the end thereof:

The term of the Agreement shall be extended and fixed through November 4, 2011, and the Agreement will terminate in accordance with its terms at the end of the day on November 4, 2011.

2.	Except as modified by this Amendment, all the terms and provisions of the Agreement as in effect immediately prior to the Amendment shall continue in full force and effect.

3.	Both parties acknowledge and agree that this Amendment shall not be construed for any purpose as a “notice not to renew or extend” the Agreement.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer and the Executive has executed this Amendment, each effective as of the date first set forth above.

COMPANY	EXECUTIVE
The Scotts Company, LLC	/s/ Barry W. Sanders

Barry Sanders
By: /s/ Denise Stump

Its: EVP, Global HR